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                                                                      EXHIBIT 5


                              December 11, 1996


Board of Directors
Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, Indiana  46032

Gentlemen and Madam:

        I am Executive Vice President and General Counsel of Conseco, Inc. (the "Corporation"). At your request, I have examined or caused to be examined the Registration Statement on Form S-4, which is being filed by the Corporation with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933 of shares of common stock, no par value, of the Corporation (the "Common Stock") to be issued in connection with the exchange offer to be made pursuant to that certain Agreement and Plan of Merger dated as of September 25, 1996 (as amended) between the Corporation and Transport Holdings Inc.

        I have examined, or caused to be examined, instruments, documents and records which I have deemed relevant and necessary for the basis of my opinions hereinafter expressed. Based on such examination, I am of the opinion that:

             1. The Corporation is a corporation duly organized and validly existing under the laws of the State of Indiana.

             2. When the Common Stock has been issued in the manner described in the Registration Statement, any amendment thereto and the Offer to Purchase and Consent Solicitation Statement contained therein, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

        I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement and the Offer to Purchase and Consent Solicitation Statement.


                              Very truly yours,

                              /s/ Lawrence W. Inlow

                              Lawrence W. Inlow
                              Executive Vice President and
                              General Counsel